Exhibit 31.3

CERTIFICATION OF PERIODIC REPORT
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Frank Bedu-Addo, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of PDS Biotechnology Corporation for the year ended December 31, 2025; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

Date: April 28, 2026

/s/ Frank Bedu-Addo
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)